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                                                                    EXHIBIT (n)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 (pre-effective amendment No. 1) of our report dated June 18, 2004, relating to the statement of assets and liabilities of Porticoes Capital Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Report of Independent Registered Public Accounting Firm."



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
June 18, 2004